SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: February 7, 2013

AUXILLIUM ENERGY INC.

(formerly SELGA INC.)

 (Exact name of Registrant as specified in its charter)

Nevada	333-165091	27-1368734
(State or other jurisdiction of incorporation or organization)	(Commission File number)	(IRS Employer Identification No.)

1065 Dobbs Ferry Road

White Plains, New York 10607

 (Address of principal executive offices) (Zip Code)

(647) 456-4002

(Registrant’s Telephone Number, Including Area Code)

NA

(Former Address If Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation for the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On February 6, 2013, the Registrant distributed a Consent Statement to its holders of record to authorize a change in its name from Selga Inc. to Auxillium Energy Inc.  By February 7, 2013, the Registrant had received the written consents of the holders of a majority of its outstanding shares and filed Articles of Amendment with the State of Nevada to affect the name change.  To date the holders of 109,800,000 shares or 81.8% of the issued and outstanding shares have submitted written consents and no shareholders have voted against the proposal.

The Registrant, whose common stock trades under the symbol SLGA on the OTCBB, has made an application to FINRA in connection with the Name change and has requested a new symbol, but cannot predict when the new symbol will be effective in the trading market.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a) Exhibits:

Exhibit No.

Description

3.1

Articles of Amendment to Articles of Incorporation, filed February 7, 2013

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Auxillium Energy Inc.

(Registrant)

Date:

February 14, 2013

By:

/s/ Warmond Fang

Warmond Fang, Chief Executive Officer